Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 19, 2009, accompanying the consolidated financial statements included in the Annual Report of Linktone Ltd. on Form 20-F for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File No. 333-114752, effective April 23, 2004 and File No. 333-124893, effective May 13, 2005).

/s/ Grant Thornton Grant Thornton

Hong Kong, SAR

June 19, 2009